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                                                                    Exhibit 10.3

                                 PROMISSORY NOTE


$1,000,000.00                                                        Phoenix, AZ
5.07% Interest                                                      March 9,2001



         Michael Rohleder and his spouse, Roxanne Rohleder (collectively referred to as "Rohleder") for value received, hereby promise to pay to the order of Semiconductor Components Industries ("SCI, LLC"), at its offices located at 5005 East McDowell Rd., Phoenix, AZ 85008, or such other place as the holder hereof may designate by notice to Rohleder, the principal amount of ONE MILLION DOLLARS ($1,000,000.00) ("Principal Amount"), plus interest of 5.07 percent per annum, compounded annually ("Interest") (Interest payable hereunder shall be computed on the basis of actual days elapsed and a year of 360 days), in lawful money of the United States, in the manner set forth in Section 1 hereof.

                  1. Payment/Prepayment.

                  (a) This Note may be prepaid at any time, in whole or in part, without penalty or premium. Each partial prepayment shall be applied first to the Interest and then to the Principal Amount. This Note is a full recourse note secured by the Property (as defined in Section 2 below).

                  (b) This Note will be funded by March 9, 2001 (the "Loan Date"). Unless paid sooner, the Principal Amount plus Interest shall be due and payable to SCI, LLC on the earlier of (x) the fifth anniversary of the Loan Date or (y) no later than 90 days after the termination of Rohleder's employment with SCI, LLC, its subsidiaries or ON Semiconductor Corporation ("ON Semiconductor") for any reason. In the event Rohleder is actively employed with SCI, LLC, its subsidiaries or ON Semiconductor on the fifth anniversary of the Loan Date, the Board of Directors of ON Semiconductor (the "Board") may consider: (1) forgiving up to 50% of the Principal Amount and/or Interest if ON Semiconductor achieves Market Share growth of 0.1% in each separate calendar year between the Loan Date and the fifth anniversary of the Loan Date in both the Analog and Broadband groups of ON Semiconductor unless such groups no longer independently exist during the period of this Loan, then any comparable group or groups, as determined in the sole and absolute discretion of ON Semiconductor, shall be used for this Section 1(b)(1); (2) forgiving up to 25% of the Principal Amount and/or Interest if Rohleder scores 3.0 or higher on a scale of 1.0 to 4.0 in each annual performance rating by SCI, LLC, its subsidiaries or ON Semiconductor, as appropriate, for each year between the Loan Date and the fifth anniversary of the Loan Date; and (3) forgiving up to 25% of the Principal Amount and/or Interest if ON Semiconductor achieves product design wins that increase revenue from new products by 25% of total revenue of ON Semiconductor or greater by the fifth anniversary of the Loan Date; provided, however, that such design wins are reasonably attributable to Rohleder in the sole and absolute discretion of ON Semiconductor. For the avoidance of doubt, it is in the Board's sole and absolute discretion to forgive any part of the Principal Amount or Interest if any or all of the foregoing targets are achieved.

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                  (c) Prior to the fifth anniversary of the Loan Date, in the event Rohleder's employment is terminated due to Rohleder's death or Disability (as such term is defined in Rohleder's Employment Agreement with Semiconductor Components Industries, LLC), the Board, in its sole and absolute discretion, may consider at the time of the termination event by death or Disability forgiving all or any portion of the Principal Amount and/or accrued Interest.

                  2. Acknowledgement.

                  Rohleder acknowledges and confirms that (i) SCI, LLC has loaned Rohleder the Principal Amount of the Note for the sole purpose of Rohleder paying off an existing loan and causing the release and termination of any deeds of trust on his primary residence located at 8217 N. Coconino Road, Paradise Valley, Arizona 85253 (the "Property"); (ii) he will use the proceeds of the Note solely for such purpose; and (iii) SCI, LLC shall have the right to withhold any amounts otherwise payable to Rohleder (including, without limitation, bonuses and severance pay, but excluding his Base Salary as such term is defined in Rohleder's Employment Agreement with Semiconductor Components Industries, LLC) and apply such amounts to satisfy Rohleder's obligations hereunder.

                  3. Event of Acceleration.

         (a) The holder of this Note, by written notice to Rohleder, may declare the entire outstanding Principal Amount plus Interest immediately due and payable in the event that Rohleder breaches any of the terms of the Note, the deed of trust (a form of which is attached hereto) ("Acceleration Event"), in which event the maturity of the then unpaid balance of the Note shall be accelerated and shall become immediately due and payable.

         (b) In the event that Rohleder breaches any of the terms of the Note or the deed of trust, and so long as such default remains uncured, at the option of the holder hereof upon acceleration of maturity, the unpaid principal sum hereof shall bear interest at an interest rate equal to the stated interest rate for this Note plus two percent (2%) per annum. At such time as a judgment is obtained for any amounts loaned under this Note or any document or instrument securing this Note, interest shall continue to accrue on the amount of judgment at a rate of interest equal to the stated interest rate for this Note plus two percent (2%) per annum.

                  4. Security Interest.

         As collateral security for the full and timely payment of all amounts due under the Note, Rohleder hereby agrees to grant SCI, LLC a security interest in the Property by executing a first priority deed of trust and Rohleder also agrees to execute any and all additional documents necessary to provide such security interest.

                  5. Miscellaneous.

         (a) Time is of the essence of payment. The undersigned agree to pay a late charge not to exceed an amount equal to the stated interest rate of this Note plus two percent (2%) of any payment which is not paid within five (5) days of the date due to cover the extra expense of handling past due payments.

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         (b) Rohleder shall pay all costs and expenses incurred by the holder in connection with the collection of the Note, including reasonable attorneys' fees.

         (c) Except as provided above, the makers, endorsers, and guarantors of this Note jointly and severally waive diligence, demand, presentment for payment, protest, notice of non-payment and of protest, notice of default, notice of acceleration, and all other notices or demands of any kind. They jointly and severally consent, without notice to them and without release of their liability, to extensions and accommodations given by the holder of this Note, to release modifications and exchanges of any security, and to releases, in whole or in part, of any other maker, endorser, or guarantor. They each agree to make payment without the prior resort by the holder to any security or against any other maker, endorser, or guarantor.

         (d) The undersigned hereby agree to pay the contracted rate of interest, which includes interest at the rate set forth herein and all costs and fees associated with obtaining this credit accommodation to the extent any such costs and fees are deemed interest under applicable law.

         (e) This Note shall be governed by and construed in accordance with the laws of the State of Arizona applicable to agreements made and to be performed therein without regard to the principles of conflicts of law, and cannot be changed orally.

         (f) No delay or failure on the part of the holder of this Note to exercise any power or right given under this Note, including, but not limited to, the right to accelerate the amounts due, shall operate as a waiver of the power or right and no right or remedy of the holder shall be deemed abridged or modified by any course of conduct. All rights and remedies existing hereunder are cumulative and not exclusive of each other or any rights or remedies otherwise available.

         (g) This Note shall not be construed to confer upon Rohleder any right to continue in the employ of SCI, LLC, its subsidiaries or ON Semiconductor and shall not limit the right of such entity in its sole discretion, to terminate the employment of Rohleder at any time.

         (h) All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, three days after being mailed by registered mail, return receipt requested, or the following day if sent by overnight courier service, to ON Semiconductor, attention: General Counsel, Law Department (M/D A700), at the address set forth at the beginning of this Note and to Rohleder at 5005 East McDowell Rd., Phoenix, AZ 85008, or such other address as either party may specify by notice given pursuant hereto.

         (i) To the extent permitted by applicable law, Rohleder hereby waives all benefits that might accrue by virtue of any present or future moratorium laws exempting any of the Property, or any other property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy, or sale under execution, or providing for any stay of execution to be issued on any judgment recovered on this Note (excepting only any stay of execution).

         (j) If any term or provision of this Note or the application thereof to any circumstance shall, to any extent, be invalid, illegal or unenforceable, such term or such provisions shall be

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ineffective to the extent of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof or thereof or the application of such term or provision to circumstances other than those as to which it is held invalid, illegal or unenforceable.

         (k) This Note shall not be transferable by Rohleder; however, SCI, LLC may transfer the Note to any other person or entity without Rohleder's consent.


                                        /s/ Michael Rohleder
                                        ---------------------------------------
                                                   Michael Rohleder




                                        /s/ Roxanne Rohleder
                                        ---------------------------------------
                                                   Roxanne Rohleder



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